EXHIBIT 3.4

State of Delaware Office of the Secretary of State	PAGE 1

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREEY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:
“EARTH SPORTS PRODUCTS, INC”, A WASHINGTON CORPORATION, WITH AND INTO “SAVAGE MOUNTAIN SPORTS CORPORATION”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TENTH DAY OF MAY, A.D. 2000 AT 9:01 O’CLOCK.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Edward J. Freel
Edward J. Freel, Secretary of State

3156522 8100M	AUTHENTICATION: 0433000

001239304	DATE: 05-11-00

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:01 AM 5/10/2000 001239304 - 3156522

ARTICLES AND CERTIFICATE OF MERGER
OF
EARTH SPORTS PRODUCTS, INC.,
A Washington corporation
AND
SAVAGE MOUNTAIN SPORTS CORPORATION,
a Delaware corporation

The undersigned officers of Earth Sports Products, Inc., a Washington corporation, as the disappearing corporation, and of Savage Mountain Sports Corporation, a Delaware corporation, as the surviving corporation, pursuant to an Agreement and Plan of Merger, do submit these Articles and Certificate of Merger pursuant to the provisions of Revised Code of Washington 23B.11 and Delaware Corporation Law Annotated Section 2.52.

Article I.    Constituent Corporations

The name and place of organization and governing law of each constituent corporation is:

A.    Earth Sports Products, Inc., the Disappearing Corporation, is a corporation incorporated under and governed by the laws of the State of Washington.

B.    Savage Mountain Sports Corporation, the surviving corporation is a corporation incorporated under and governed by the laws of the State of Delaware.-

Article II.    Adoption and Approval of the Agreement and Plan of Merger

The Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Revised Code of Washington 23B.11 and Delaware Corporation Law Annotated Section 2.52. Without limiting the foregoing:

A.    The respective Boards of Directors of the Surviving Corporation and its Disappearing Corporation have adopted the Agreement and Plan of Merger.

B.    The Agreement and Plan of Merger was approved by the unanimous consent  of the stockholders of Savage Mountain Sports Corporation

C.    The Agreement and Plan of Merger was approved by the affirmative vote of more than two-thirds of the shares entitled to vote on the Agreement and Plan of Merger by the owners of Earth Sports Products, Inc. pursuant to Revised Code of Washington 23B.11.030.

Article III.     Name and Certificate of Incorporation of the Surviving Corporation

The name of the Surviving Corporation shall remain Savage Mountain Sports Corporation. The Certificate of Incorporation of the Surviving Corporation shall not be amended by this Article and Certificate of Merger or by the Agreement and Plan of Merger.

Article IV.    Authorized Capital Stock

The authorized capital stock of the Disappearing Corporation consists of 100,000,000 shares of Common Stock, $.001 par value per share.

The authorized capital stock of the Surviving Corporation consists of 100,000,000 shares of Common Stock, $.001 par value per share.

Article V.    Agreement and Plan of Merger

The complete, executed Agreement and Plan of Merger is on file at the Surviving corporation's principal place of business, which is 6701 Center Drive West, Suite 700, Los Angeles, California 90045-1535.

A copy of the Agreement and Plan of Merger shall be furnished, on request, and without costs, to any stockholder of a corporation which is party to the merger.

Article VI.    Effective Date of Merger

The Merger of the Disappearing Corporation into the Surviving Corporation shall take effect upon the filing of this Articles and Certificate of Merger.

IN WITNESS WHEREOF, the undersigned have duly executed this Articles and Certificate of Merger as of the 3rd day of April, 2000.

Savage Mountain Sports Corporation, a Delaware corporation

By:	/s/ James C. Katzaroff
James C. Katzaroff, President

/s/ John Baumann
John Baumann, Secretary

Earth Sports Products, Inc., a Washington corporation

By:	/s/ James C. Katzaroff
James C. Katzaroff, President

/s/ John Baumann
John Baumann, Secretary